FOR MORE INFORMATION                          FOR IMMEDIATE RELEASE
Tim Klein (404-249-4135)                      April 20, 1999
Jeff Battcher (404-713-0274)


BellSouth Reports 15% Growth in Normalized EPS
Data/Internet helps fuel strong revenue growth;
International, wireless, convenience features also boost performance

     ATLANTA - BellSouth Corporation (NYSE: BLS) reported a 15-percent increase in first quarter earnings per share (EPS) before special items. Revenues grew
10.1 percent on a consolidated basis.

     EPS was 46 cents before a non-cash expense of 14 cents related to Brazil's currency devaluation. In the first quarter of 1998, EPS was 40 cents, before a one-time gain of 5 cents. Reported EPS in the three months ended March 31, 1999 was 32 cents. (All per share amounts reflect BellSouth's 2-for-1 stock split in December 1998.)

     "BellSouth's fundamentals were very solid in the first quarter," said Duane Ackerman, chairman and chief executive officer. "In addition to strong customer growth in our international operations, we continued to drive growth in volumes and revenues by marketing digital and data services, additional lines, convenience features, wireless service and BellSouth Internet services for businesses and consumers."

     Consolidated revenues were a quarterly record $6.0 billion. Digital and data services revenues increased to $555 million in the first quarter of 1999, a
30.3 percent increase compared to $426 million in the same three months a year earlier.

     Other volume measures in BellSouth's core business also showed strong growth. Access line equivalents, which include digital and data services as well as traditional switched lines, grew at an annual rate exceeding 15 percent. BellSouth added 307,000 residential access lines in the first three months of 1999, an all-time high for any quarter.

     The company also continued to boost the penetration of additional lines, installing a quarterly record 126,000 for residential customers during January, February and March. About one out of every six BellSouth residential customers now has an additional line that is used for Internet access, fax machines, work-at-home needs and extra voice lines.

     BellSouth's performance benefited from sustained growth in convenience features such as Caller ID Deluxe, Call Return and MemoryCall(r) service voice messaging. Revenues from these and other convenience features were $434 million in the first quarter of 1999, up 21.6 percent from the same three months of 1998. Twenty-three percent of BellSouth's residential customers now use the company's popular Complete Choice(r) Plans, which package basic local service with the customer's own unlimited menu selection of more than 20 convenience features.

     On a consolidated basis, domestic wireless revenues of $744 million in the first quarter of 1999 grew 15.5 percent compared to $644 million in the same three months of the previous year. On a proportionate basis, U.S. wireless revenues were $701 million in the first quarter, an increase of 12.3 percent. Including traditional analog cellular, digital cellular and PCS, U.S. wireless customers grew 19.6 percent since March 31, 1998, surpassing 5.0 million on a proportionate basis at the end of 1999's first quarter. About 40 percent of BellSouth's customers in the U.S. are using digital wireless services. (Proportionate data are adjusted for the fourth quarter 1998 restructuring of partnerships in Los Angeles and Houston.)

     International operations generated consolidated revenues of $561 million in the first quarter, compared to $452 million in the same three months of 1998. On a proportionate basis, international revenues were $704 million, an increase of 73 percent driven significantly by Brazil. Based on the company's ownership percentages, BellSouth's international wireless customer base grew by 2.0 million, or 98 percent, compared to the year earlier, and now stands at 4.0 million. (Proportionate data exclude operations in New Zealand that BellSouth sold in the fourth quarter of 1998.)

     Reflecting across-the-board customer growth, as well as accelerated investment spending and marketing costs, total operating expenses were $4.4 billion in the first quarter of 1999, an increase of 9.9 percent from the same period a year ago. Net income was $615 million, including the foreign exchange impact of $280 million. A change in accounting for internal-use software had a positive impact of $65 million, or 3 cents per share. In the first quarter of 1998, net income was $892 million, including $96 million from the one-time gain.

     BellSouth is a $23 billion communications services company. It provides telecommunications, wireless communications, cable and digital TV, advertising and publishing, and Internet and data services to more than 34 million customers in 19 countries worldwide.

     NOTE: For more information about BellSouth Corporation, visit the BellSouth Web page at http://www.bellsouth.com/

BellSouth Corporation
Consolidated Statements of Income (unaudited)
(amounts in millions, except per share data)

                                      Quarter Ended
                                   3/31/99    3/31/98   % Change

Operating Revenues
   Wireline communications
      Local service                 $2,654     $2,414       9.9%
      Network access                 1,191      1,151       3.5%
      Long distance                    150        175     (14.3%)
      Other wireline                   280        236      18.6%
         Total wireline
           communications            4,275      3,976       7.5%
   Domestic wireless                   744        644      15.5%
   International operations            561        452      24.1%
   Advertising and publishing          343        336       2.1%
   Other services                       50         18        N/M
      Total Operating Revenues       5,973      5,426      10.1%

Operating Expenses
   Operational and support expenses  3,253      2,929      11.1%
   Depreciation and amortization     1,113      1,043       6.7%
      Total Operating Expenses       4,366      3,972       9.9%
Operating Income                     1,607      1,454      10.5%
Interest Expense                       226        190      18.9%
Gain on Sale of Operations               -        155        N/M
Other (Expense) Income, net           (207)        28        N/M
Income Before Income Taxes           1,174      1,447     (18.9%)
Provision for Income Taxes             559        555       0.7%
        Net Income                    $615       $892     (31.1%)

Weighted Average Common Shares
 Outstanding:
   Basic                             1,932      1,983      (2.6%)
   Diluted                           1,951      1,993      (2.1%)
Earnings Per Share:
   Basic                             $0.32      $0.45     (28.9%)
   Diluted                           $0.32      $0.45     (28.9%)


Selected Financial and Operating Data

                                  Quarter Ended
                                3/31/99    3/31/98   % Change
(amounts in millions, except
 per share data)
EBITDA                           $2,720     $2,497       8.9%
EBITDA margin                     45.5%      46.0%     -50bps
Return on average equity
 (annualized)                     16.1%      23.0%    -690bps
Return on average total
 capital (annualized)             11.3%      15.6%    -430bps
Dividends per share               $0.19      $0.18       5.6%
Capital expenditures             $1,387     $1,226      13.1%

                                       As of
                                3/31/99    3/31/98   % Change

Common shares outstanding         1,908      1,982      (3.7%)
Book value per share              $7.55      $7.92      (4.7%)
Debt ratio                        47.3%      41.1%    +620bps
Total employees                  91,955     84,126       9.3%


            See Accompanying Notes at Page 10

BellSouth Corporation
Normalized Earnings Summary ($ in millions, except per share amounts)
(unaudited)

                                   Quarter Ended
                                3/31/99     3/31/98   % Change


Reported Net Income                $615        $892     (31.1%)
    Foreign currency loss(a)        280           -
    Gain on sale of ITT
     World Directories(b)             -         (96)
Normalized Net Income              $895        $796      12.4%



Reported Diluted Earnings
 Per Share                        $0.32       $0.45     (28.9%)
    Foreign currency loss(a)       0.14           -
    Gain on sale of ITT
     World Directories(b)             -       (0.05)
Normalized Diluted Earnings
 Per Share                        $0.46       $0.40      15.0%


Normalized return on average
 equity (annualized)              23.4%       20.5%    +290bps
Normalized return on average
 total capital (annualized)       15.2%       14.1%    +110bps




(a) Represents our share of foreign currency losses recorded during first quarter 1999 as a result of the devaluation of the Brazilian Real during January 1999.

(b) Represents the after-tax gain associated with additional proceeds received in first quarter 1998 on the July 1997 sale of ITT World Directories.



Software Capitalization


The new accounting rules on capitalization of internal software costs were adopted in first quarter 1999. The following table adjusts our 1999 normalized operating results for the impact of adoption:

                                     Quarter Ended
                                  3/31/99      3/31/98     % change

Operational and support expenses   $3,367      $2,929      15.0%
Depreciation and amortization      $1,107      $1,043       6.1%

Adjusted:
  Net Income                         $830        $796       4.3%
  Earnings Per Share                 $.43        $.40       7.5%


            See Accompanying Notes at Page 10

BellSouth Corporation
Consolidated Balance Sheets (unaudited)
(amounts in millions, except per share data)


                                           March 31,    December 31,
                                              1999          1998

Assets
Current Assets
    Cash and cash equivalents                 $1,779        $3,003
    Temporary cash investments                   209           184
    Accounts receivable - net of
     allowance for uncollectibles
     of $246 and $251                          4,450         4,629
    Material and supplies                        426           431
    Other current assets                         526           459
      Total Current Assets                     7,390         8,706

Investments and Advances                       2,515         2,861

Property, Plant and Equipment                 58,944        57,974
    Less: accumulated depreciation            34,874        34,034
      Property, Plant and Equipment, net      24,070        23,940

Deferred Charges and Other Assets              1,066         1,028
Intangible Assets, net                         3,134         2,875
Total Assets                                 $38,175       $39,410


Liabilties and Shareholders' Equity
Current Liabilities
    Debt maturing within one year             $4,570        $3,454
    Accounts payable                           1,492         2,219
    Other current liabilities                  3,863         3,477
      Total Current Liabilities                9,925         9,150

Long-Term Debt                                 8,406         8,715

Other Noncurrent Liabilities
    Deferred income taxes                      2,656         2,512
    Unamortized investment tax credits           157           167
    Other noncurrent liabilities               2,629         2,756
      Total Other Noncurrent Liabilities       5,442         5,435

Shareholders' Equity
    Common stock, $1 par value                 2,020         2,020
    Paid-in capital                            6,766         6,766
    Retained earnings                          9,718         9,479
    Accumulated other comprehensive income      (222)          (64)
    Shares held in trust and treasury         (3,577)       (1,752)
    Guarantee of ESOP debt                      (303)         (339)
      Total Shareholders' Equity              14,402        16,110
Total Liabilities and Shareholders' Equity   $38,175       $39,410


            See Accompanying Notes at Page 10

BellSouth Corporation
Consolidated Statements of Income ($ in millions) (unaudited)

Wireline Communications

                                  Quarter Ended
                               3/31/99     3/31/98   % Change

Operating Revenues
   Local service                $2,654      $2,414       9.9%
   Network access                1,191       1,151       3.5%
   Long distance                   150         175     (14.3%)
   Other wireline                  328         280      17.1%
      Total Operating Revenues   4,323       4,020       7.5%
Operating Expenses
   Operational and support
    expenses                     2,077       1,971       5.4%
   Depreciation and
    amortization                   833         826       0.8%
      Total Operating Expenses   2,910       2,797       4.0%
Operating Income                 1,413       1,223      15.5%
Interest Expense                   135         133       1.5%
Other Income, net                    1           2        N/M
Income Before Income Taxes       1,279       1,092      17.1%
Provision for Income Taxes         478         409      16.9%
        Segment Net Income(1)     $801        $683      17.3%



Selected Financial and Operating Data

                                    Quarter Ended
                                 3/31/99     3/31/98   % Change
(amounts in millions)
EBITDA                            $2,246      $2,049       9.6%
EBITDA margin                      52.0%       51.0%    +100bps
Convenience feature revenues        $434        $357      21.6%
Access minutes of use             26,825      25,082       6.9%
Long distance messages               177         201     (11.9%)
Capital expenditures              $1,089        $843      29.2%

                                        As of
                                 3/31/99     3/31/98 % Change

Debt ratio                         47.7%       46.6%    +110bps
Equivalent access lines
 in service (thousands):
   Switched access lines          24,361      23,548       3.5%
   Access line equivalents        16,065      11,537      39.2%
Total equivalent access lines
 in service                       40,426      35,085      15.2%
Telephone employees               62,934      58,326       7.9%
Telephone employees per 10,000
 switched access lines              25.8        24.8       4.0%


            See Accompanying Notes at Page 10

BellSouth Corporation
Supplemental Operating Data

Wireline Communications - Network Access Lines In Service(a)

                                             As of
                                     3/31/99     3/31/98 % Change


Switched access lines
   Residence                          16,764      16,127       3.9%
   Business                            7,325       7,148       2.5%
   Other                                 272         273      (0.4%)
        Total switched access
         lines in service             24,361      23,548       3.5%
Access line equivalents(b)(c)
   Selected digital data services:
      Basic rate ISDN                    193         147      31.3%
      Primary rate ISDN                  625         351      78.1%
      DS0                                451         411       9.7%
      DS1                              3,674       2,836      29.5%
      DS3 & higher                    11,122       7,792      42.7%
        Total digital data lines
         in service                   16,065      11,537      39.2%

Total equivalent access lines in
 service                              40,426      35,085      15.2%




 (a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.

 (b) Access line equivalents are derived by converting high capacity data lines to the estimated capacity of one switched access line. The conversion factors used are as follows: Basic rate ISDN=2.5 DS0s, Primary rate ISDN=24 DS0s, DS1=24 DS0s, DS3=672 DS0s, OC3=2,016 DS0s, OC12=8,064 DS0s, OC24=16,128 DS0s and OC48=32,256 DS0s. Basic
rate ISDN lines are included in our switched access line count as equaling one line.

 (c) Revenues associated with digital data lines are derived from the sale of specific high-bandwidth products provisioned over transmission lines with DS0 or greater capacity. While access line equivalent counts have a directional relationship with digital and data revenues, growth rates cannot be compared on an equivalent basis.



            See Accompanying Notes at Page 10

BellSouth Corporation
Consolidated Statements of Income ($ in millions) (unaudited)

Domestic Wireless(2)

                                        Quarter Ended
                                   3/31/99    3/31/98   % Change

Operating revenues                    $748       $646      15.8%

Segment net income(1)                  $60        $69     (13.0%)

Total assets                        $6,392     $5,859       9.1%


Control Basis(3) - Selected
 Operating Data

(end of period, in thousands)
Customers                            5,041      5,194      (2.9%)
POPs                                59,541     74,817     (20.4%)


Proportionate Basis(4) - Selected
 Financial and Operating Data

                                      Quarter Ended
                                   3/31/99    3/31/98   % Change
(amounts in millions, except
 customer data in thousands)
Wireless revenues, net(5)             $701       $650       7.8%
Net income(6)                          $63        $70     (10.0%)
Operating cash flow(8)                $269       $267       0.7%
Operating cash flow margin(9)        38.4%      41.1%    -270bps
Customer net adds in period
 (excluding ownership changes)         213        130      63.8%
Average monthly revenue per
 customer(10)                          $49        $53      (7.5%)

                                          As of
                                   3/31/99    3/31/98   % Change

Customers                            5,005      4,335      15.5%
POPs                                58,052     59,942      (3.2%)
Penetration rate(11)                  9.4%       8.9%     +50bps
Property, plant and equipment,
 gross ($M)                         $4,617     $4,376       5.5%


Normalized Financial and Operating
 Data(12)

                                       Quarter Ended
                                   3/31/99    3/31/98   % Change

Wireless revenues, net(5)             $701       $624      12.3%
Customers                            5,005      4,185      19.6%
POPs                                58,052     57,664       0.7%
Penetration rate(11)                  9.4%       9.1%     +30bps



            See Accompanying Notes at Page 10

BellSouth Corporation
Consolidated Statements of Income ($ in millions) (unaudited)

International Operations(2)

                                           Quarter Ended
                                       3/31/99    3/31/98    % Change

Operating revenues                        $561       $452       24.1%

Segment net loss(1)(7)                    ($20)       ($5)        N/M

Total assets                            $4,110     $4,190       (1.9%)


Control Basis(3) - Selected
 Operating Data

(end of period, in thousands)
Wireless:
   Customers                             3,050      1,984       53.7%
   POPs                                 85,400     71,100       20.1%


Proportionate Basis(4) - Selected
 Financial and Operating Data

                                       Quarter Ended
                                    3/31/99    3/31/98    % Change
(amounts in millions, except
 customer data in thousands)
Wireless revenues, net(5)              $704       $427       64.9%
Net (loss) income(6)(7)                 ($8)       $17     (147.1%)
Operating cash flow(8)                 $173       $103       68.0%
Operating cash flow margin(9)         24.6%      24.2%      +40bps
Customer net adds in period
 (excluding ownership changes)          574        217      164.5%
Average monthly revenue per
 customer(10)                           $55        $66      (16.7%)

                                            As of
                                    3/31/99    3/31/98    % Change
Wireless:
   Customers                          4,012      2,098       91.2%
   POPs                             109,098     90,729       20.2%
Penetration rate(11)                   4.1%       2.9%     +120bps
Property, plant and equipment,
  gross                              $3,053     $2,107       44.9%


Normalized Financial and
 Operating Data(13)

                                    Quarter Ended
                                    3/31/99    3/31/98    % Change

Wireless revenues, net(5)              $704       $406       73.4%
Customers                             4,012      2,031       97.5%
POPs                                109,098     88,324       23.5%
Penetration rate(11)                   4.1%       2.9%     +120bps



            See Accompanying Notes at Page 10

BellSouth Corporation
Supplemental Operating Data - International Customers and
 POPs by Country
(amounts in thousands)
                                             Customers
                                           Quarter Ended
   Country              Brand         3/31/99     3/31/98   % Change

                                       PROPORTIONATE BASIS(4)

Argentina   Movicom                        613        421      45.6%
Brazil      BCP (Sao Paulo)                381          -        N/M
            BCP (Northeast)                 78          -        N/M
Chile       BellSouth (Santiago)           223        148      50.7%
Ecuador     BellSouth                      118         42     181.0%
Nicaragua   BellSouth                       20          8     150.0%
Panama      BSC de Panama                   28         10     180.0%
Peru        Tele2000 (Lima)                153         85      80.0%
            Tele2000 (Interior)              -          -         -
Uruguay     Movicom                         36         19      89.5%
Venezuela   Telcel                       1,088        471     131.0%

     Subtotal Latin America              2,738      1,204     127.4%

Denmark     Sonofon                        381        257      48.2%
Germany     e-plus                         507        261      94.3%
India       SkyCell                          4          5     (20.0%)
Israel      Cellcom                        382        304      25.7%
New Zealand BellSouth                        -         67        N/M

     Subtotal Europe and Asia/Pacific    1,274        894      42.5%

Total International (Proportionate)      4,012      2,098      91.2%

                                        CONTROL BASIS(3)

Argentina   Movicom                        942        647      45.6%
Brazil      BCP (Sao Paulo)                  -          -         -
            BCP (Northeast)                  -          -         -
Chile       BellSouth (Santiago)           223        148      50.7%
Ecuador     BellSouth                      132         69      91.3%
Nicaragua   BellSouth                       22         10     120.0%
Panama      BSC de Panama                    -          -         -
Peru        Tele2000 (Lima)                259        144      79.9%
            Tele2000 (Interior)              -          -         -
Uruguay     Movicom                         79         41      92.7%
Venezuela   Telcel                       1,393        822      69.5%

     Subtotal Latin America              3,050      1,881      62.1%

Denmark     Sonofon                          -          -         -
Germany     e-plus                           -          -         -
India       SkyCell                          -          -         -
Israel      Cellcom                          -          -         -
New Zealand BellSouth                        -        103        N/M

     Subtotal Europe and Asia/Pacific        -        103        N/M

Total International (Control)            3,050      1,984      53.7%

                                                 POPs
                                             Quarter Ended
   Country              Brand           3/31/99      3/31/98  % Change

                                       PROPORTIONATE BASIS(4)

Argentina   Movicom                       8,775       8,515     3.1%
Brazil      BCP (Sao Paulo)               8,049       7,374     9.2%
            BCP (Northeast)              12,451      11,305    10.1%
Chile       BellSouth (Santiago)          7,400       7,400       -
Ecuador     BellSouth                    10,996       7,462    47.4%
Nicaragua   BellSouth                     2,581       2,581       -
Panama      BSC de Panama                 1,135       1,135       -
Peru        Tele2000 (Lima)               4,133       4,133       -
            Tele2000 (Interior)          10,037           -      N/M
Uruguay     Movicom                         966         966       -
Venezuela   Telcel                       18,132      13,010    39.4%

     Subtotal Latin America              84,655      63,881    32.5%

Denmark     Sonofon                       2,465       2,465       -
Germany     e-plus                       18,545      18,545       -
India       SkyCell                       1,348       1,348       -
Israel      Cellcom                       2,085       2,085       -
New Zealand BellSouth                         -       2,405      N/M

     Subtotal Europe and Asia/Pacific    24,443      26,848    (9.0%)

Total International (Proportionate)     109,098      90,729    20.2%

                                        CONTROL BASIS(3)

Argentina   Movicom                      13,500      13,100     3.1%
Brazil      BCP (Sao Paulo)                   -           -       -
            BCP (Northeast)                   -           -       -
Chile       BellSouth (Santiago)          7,400       7,400       -
Ecuador     BellSouth                    12,300      12,200     0.8%
Nicaragua   BellSouth                     2,900       2,900       -
Panama      BSC de Panama                     -           -       -
Peru        Tele2000 (Lima)               7,000       7,000       -
            Tele2000 (Interior)          17,000           -      N/M
Uruguay     Movicom                       2,100       2,100       -
Venezuela   Telcel                       23,200      22,700     2.2%

     Subtotal Latin America              85,400      67,400    26.7%

Denmark     Sonofon                           -           -       -
Germany     e-plus                            -           -       -
India       SkyCell                           -           -       -
Israel      Cellcom                           -           -       -
New Zealand BellSouth                         -       3,700      N/M

     Subtotal Europe and Asia/Pacific         -       3,700      N/M

Total International (Control)            85,400      71,100    20.1%

            See Accompanying Notes at Page 10

BellSouth Corporation
Consolidated Statements of Income ($ in millions) (unaudited)

Advertising and Publishing

                                          Quarter Ended
                                       3/31/99     3/31/98   % Change

Operating revenues                        $346        $338       2.4%
Segment net income(1)                      $84         $86      (2.3%)
Total assets                            $1,184      $1,154       2.6%


Selected Financial and Operating Data

                                           Quarter Ended
                                       3/31/99     3/31/98   % Change

EBITDA                                    $146        $143       2.1%
EBITDA margin                            42.2%       42.3%     -10bps








Other

                                       Quarter Ended
                                       3/31/99     3/31/98   % Change

Operating revenues                        $120         $72      66.7%
Segment net loss(1)                       ($57)       ($40)     42.5%
Total assets                            $1,393      $1,247      11.7%



            See Accompanying Notes at Page 10

BellSouth Corporation
Notes

(1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

(2) Domestic wireless and international operations financial and operating data are reported one month in arrears, except for domestic wireless customers and POPs which are presented as of quarter end.

(3) Control basis customers and POPs represent end of period customers and estimated market population, respectively, in markets where we exercise operating control or our ownership exceeds 50%. The decrease in domestic wireless customers and POPs over the prior period relates to the reorganization of our interests in the Los Angeles and Houston/Galveston properties.

(4) Proportionate basis financial and operating data reflect our ownership interest in the total operating results for each of our wireless properties, both domestic and international, whether or not consolidated for financial statement presentation purposes. Proportionate basis customers and POPs represent end of period customers and estimated market population, respectively, multiplied by our ownership interest in a licensee operating in that market.

(5) Wireless revenues, net includes activation fees, access, airtime, roaming (net), long distance, equipment sales, value added services and other revenue. Proportionate domestic wireless revenues have been adjusted to include the cost of equipment sold to customers.

(6) Net income (loss) represents our proportionate interest in the net income (loss) of the respective operations and does not include gains (losses) from the sale of properties or development expenses for markets prior to service initiation.

(7) International operations' first quarter 1999 segment net income (loss) and proportionate basis net income (loss) excludes $280 million in foreign exchange losses associated with the devaluation of the Brazilian Real.

(8) Operating cash flow is defined as operating income plus depreciation and amortization. While it represents our proportionate interest in the operating entities' operating cash flows, it does not necessarily represent cash available to us.

(9) Operating cash flow margin is calculated by dividing operating cash flow by wireless revenues, net.

(10) Average monthly revenue per customer is calculated by dividing average monthly revenue by average proportionate basis customers. Average monthly revenue includes activation fees, access, airtime, roaming (net), long distance and value added services.

(11) Penetration rate is calculated by dividing proportionate basis customers by proportionate basis POPs (excludes POPs in markets where service has not been initiated).

(12) During the fourth quarter of 1998, we reorganized our Los Angeles and Houston/Galveston cellular partnerships with AT&T. The reorganization changed our ownership interest from 60%, 44% and 37%, respectively, to 44%, 44% and 39%, respectively. We have restated the operating data to reflect this reorganization for all periods presented and provide a more meaningful presentation of existing operations.

(13) During 1998, we sold our interest in BellSouth New Zealand.
We have restated the operating data to exclude this operation from all periods presented and provide a more meaningful presentation of existing operations.